Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our reports dated March 15, 2022, in Amendment No. 2 to the Registration Statement (Form S-4) and related Proxy Statement/Prospectus of IMARA Inc. for the registration of shares of its common stock.

/s/ Ernst and Young LLP

Boston, Massachusetts

January 6, 2023